Confidential | for discussion purposes only GOLUB CAPITAL BDC, INC. EARNINGS PRESENTATION QUARTER ENDED SEPTEMBER 30, 2024

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies, including our and their ability to achieve our respective objectives due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, elevating levels of inflation, and its impact on us, on our portfolio companies and on the industries in which we invest; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; turmoil in Ukraine, Russia and the Middle East, including sanctions related to such turmoil, and the potential for volatility in energy prices and other supply chain issues and any impact on the industries in which we invest; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

Summary of Financial Results 01

FY 2024 Q4 Earnings Review (Quarter Ended 9/30/24)

Section	Details
Earnings Summary	◦ Adjusted net investment income per share of $0.47, or an Adjusted NII ROE of 12.4%[1,2] ◦ Key profitability drivers: ▪ Continued strong portfolio company performance ▪ High base rates ▪ Leading fee structure in place (1) base management fee of 1.0% , and (2) incentive fee rate of 15.0% ▪ One-time incentive fee waiver in quarter ended September 30, 2024 of $0.03 per share ◦ Adjusted earnings/(loss) per share of $0.36, or an Adjusted ROE of 9.4%[1,3] ◦ Adjusted net realized/unrealized gain/(loss) per share of ($0.11)[1] ▪ Unrealized losses in the quarter reflected generally solid borrower credit trends, but for a small "tail" of portfolio companies that have struggled to adapt to a more challenging macroeconomic environment (e.g., slowing growth, higher interest rates, changing consumer buying patterns, and other factors) ▪ Restructuring of three portfolio companies resulted in majority of realized losses in the quarter
Portfolio & Credit Quality	◦ $1.0 billion in new investment commitments, $645.8MM funded at close ◦ Net funds increase of $367.9 million, a 5% increase in portfolio size quarter-over-quarter ◦ Internal performance ratings stable with 87% of the portfolio at fair value rated '4' or '5'[4] ◦ Non-accruals increased modestly to 1.2% of total debt investments at fair value
Balance Sheet Update	◦ Net asset value of $15.19 per share, a decrease of $0.13 per share from $15.32 as of June 30, 2024 ▪ impacted by a $0.05 per share special distribution paid in quarter ended September 30, 2024 and declared in conjunction with GBDC 3 merger ◦ GAAP debt-to-equity ratio, net was 1.12x[7] (1.09x excluding $136.3 million of restricted cash held in debt securitizations past their reinvestment period); 43% of debt funding is unsecured debt, and 79%[8] floating rate debt funding ◦ Total available liquidity of $1.4 billion
Dividend Policy	◦ Declared quarterly distribution of $0.39 per share for FY 2025 Q1; quarterly distribution coverage remains strong at 121%[5] ◦ Declared supplemental distribution for FY 2024 Q4 of $0.04 per share[6] ◦ Total announced distributions of $0.43 per share (11.3% dividend yield on September 30, 2024 NAV) ◦ Three special distributions announced in conjunction with GBDC 3 merger of $0.05 per share each[9]

GOLUB CAPITAL

See the slide titled "Endnotes - FY 2024 Q4 Earnings Review (Quarter Ended 9/30/24)" at the end of this presentation for footnotes.

4

5 Quarter Ended June 30, 2024 September 30, 2024 Net Investment Income Per Share Net investment income per share $0.46 $0.45 Amortization of purchase premium per share1 0.02 0.02 Adjusted net investment income per share2 $0.48 $0.47 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain/(loss) excluding write-down of GBDC 3 purchase premium per share ($0.15) ($0.09) Unrealized (loss) from the write-down of the GBDC 3 purchase premium per share1 (0.26) — Net realized/unrealized gain (loss) per share ($0.41) ($0.09) Reversal of unrealized (loss) resulting from the write-down of the GBDC 3 purchase premium per share1 0.26 — Reversal of realized/unrealized loss resulting from the amortization of purchase premium per share1 (0.02) (0.02) Adjusted net realized/unrealized gain (loss) per share2 ($0.17) ($0.11) Earnings Per Share Earnings (loss) per share $0.05 $0.36 Adjusted earnings (loss) per share2 $0.31 $0.36 Net Asset Value Per Share $15.32 $15.19 Summary of Financial Results vs. Prior Quarter A See the slide titled “Endnotes - Summary of Financial Results vs. Prior Quarter” at the end of this presentation for footnotes. B A B+

GBDC Performance Drivers 02

7 $15.32 $0.45 $0.02 ($0.05) ($0.05) ($0.39) ($0.11) $0.02 ($0.02) $15.19 June 30, 2024 NAV Net Investment Income Reversal of Amortization of Purchase Premium Special Distribution Paid During September 30, 2024 Quarter FY 2024 Q3 Supplemental Distribution² Paid During September 30, 2024 Quarter Quarterly Distribution Paid During September 30, 2024 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Net Reversal of Realized/Unrealized Loss Resulting from the Purchase Premium¹ September 30, 2024 NAV Realized Losses Drove a NAV Per Share Decrease from June 30, 2024 NAV Per Share Bridge Adjusted Net Realized & Unrealized Loss: ($0.11)1 See the slide titled “Endnotes –NAV Roll” at the end of this presentation for footnotes. Adjusted NII: $0.471 Total Distributions: ($0.49)

Summary of Financial Results for the Quarter Ended September 30, 2024 03

Summary of Quarterly Results

	Quarter Ended				
	Pre-GBDC 3 Acquisition			Post-GBDC 3 Acquisition	
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Net Investment Income Per Share					
Net investment income per share	$0.49	$0.49	$0.51	$0.46	$0.45
Amortization of purchase premium per share[1]	0.01	0.01	0.00*	0.02	0.02
Adjusted net investment income per share[1] (A)	$0.50	$0.50	$0.51	$0.48	$0.47
Net Realized/Unrealized Gain (Loss) Per Share					
Net realized/unrealized gain/(loss) excluding write-down of GBDC 3 purchase premium per share	$0.11	($0.04)	$0.04	($0.15)	($0.09)
Unrealized (loss) from the write-down of the GBDC 3 purchase premium per share[1]	—	—	—	(0.26)	—
Net realized/unrealized gain (loss) per share	$0.11	($0.04)	$0.04	($0.41)	($0.09)
Reversal of unrealized (loss) resulting from the write-down of the GBDC 3 purchase premium per share[1]	—	—	—	0.26	—
Reversal of realized/unrealized loss resulting from the amortization of purchase premium per share[1]	(0.01)	(0.01)	(0.00)*	(0.02)	(0.02)
Adjusted net realized/unrealized gain (loss) per share[1] (B)	$0.10	($0.05)	$0.04	($0.17)	($0.11)
Earnings (Loss) Per Share					
Earnings (loss) per share	$0.60	$0.45	$0.55	$0.05	$0.36
Adjusted earnings (loss) per share[1] (A)+(B)	$0.60	$0.45	$0.55	$0.31	$0.36
Net Asset Value Per Share	$15.02	$15.03	$15.12	$15.32	$15.19
Distributions paid per share	$0.41	$0.44	$0.46	$0.50	$0.49

* Represents an amount less than $0.01.

1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the slide titled "Endnotes - Non-GAAP Financial Measures" at the end of this presentation for further description on the non-GAAP financial measures.

GOLUB CAPITAL

9

Portfolio Highlights - New Originations

- Total investments at fair value increased by approximately 4.7%, or $367.9 million, during the three months ended September 30, 2024.
- Total investments in portfolio companies at fair value was $8.2 billion at September 30, 2024.

	Quarter Ended				
	Pre-GBDC 3 Acquisition			Post-GBDC 3 Acquisition	
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Select Portfolio Funds Roll Data (in millions)					
New Investment Commitments	$129.6	$58.6	$22.1	$435.0	$999.8
Exits and Sales of Investments	119.3	179.2	143.7	544.2	395.7
Net Funds Growth[1]	(8.4)	(73.2)	(48.7)	2,472.8	367.9
Asset Mix of New Investments					
Senior Secured	10%	13%	2%	8%	6%
One Stop	80%	84%	96%	89%	93%
Junior Debt[2]	8%	0%*	0%*	2%	0%*
Equity and Other Investments	2%*	3%	1%	1%	1%
Portfolio Rotation - Debt Investments					
Weighted average rate on new investments[3]	11.8%	11.0%	11.0%	10.7%	9.9%
Weighted average spread over the applicable base rate of new floating rate investments[4]	6.1%	5.7%	5.8%	5.4%	5.1%
Weighted average interest rate on investments that paid-off[5]	10.7%	10.4%	12.0%	11.3%	10.7%
Weighted average fees on new investments	1.6%	1.1%	0.9%	0.8%	0.8%

* Represents an amount less than 1%

See the slide titled "Endnotes - Portfolio Highlights - New Originations" at the end of this presentation for footnotes.

GOLUB CAPITAL

10

$5,516,613 $5,443,427 $5,394,737 $7,867,514 $8,235,411 September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 $5,000,000 $5,500,000 $6,000,000 $6,500,000 $7,000,000 $7,500,000 $8,000,000 Portfolio Highlights – Investment Mix – The portfolio continues to be focused on first lien, senior secured loans to what we believe to be healthy, resilient middle market companies backed by strong, partnership-oriented private equity sponsors. Historical Investment Portfolio ($000) Equity Junior Debt1 First Lien Traditional Senior * Represents an amount less than 1% 1. Junior Debt is comprised of second lien and subordinated debt. 9% 85% 5% 1% 8% 86% 5% 1% 8% 85% 6% 1% 7% 86% 7% 0%* 6% 86% 7% 1% First Lien One Stop 11

12 7% 6% 86% 1% Software 27% Healthcare Providers & Services 7% Specialty Retail 6% Insurance 6% Diversified Consumer Services 5%Automobiles 5%Healthcare Technology 4% IT Services 4% Hotels, Restaurants & Leisure 3% Healthcare Equipment & Supplies 3% Food Products 3% Pharmaceuticals 3% Portfolio Highlights – Portfolio Diversity as of September 30, 2024 Investment Portfolio $8,235MM | 381 Portfolio Companies | Average Size 0.3% 1. Junior Debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Diversification by Portfolio Company Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior Top 25 Portfolio Companies 27% Remaining Portfolio Companies 356 73% Top 10 Portfolio Companies 13% Avg Size 0.3% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 37 industries below 3% Portfolio Composition by Seniority Floating, 99% Fixed, 1% 92% First Lien

13 See the slide titled “Endnotes - Portfolio Highlights Economic Analysis” at the end of this presentation for footnotes. Portfolio Highlights – Economic Analysis: 10.5% 11.5% 11.9% 12.5% 12.6% 12.0% 10.0% 11.1% 11.6% 11.9% 12.2% 12.4% 12.0% 11.7% 6.1% 6.7% 6.8% 7.3% 7.2% 7.0% 5.2% 4.4% 4.8% 5.1% 5.2% 5.4% 5.8% 6.5% 6.8% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 4.6% Investment income yield³ Income yield⁴ Weighted average net investment spread⁵ Weighted average cost of debt⁶ ⁷ 3-Month Secured Overnight Financing Rate (“SOFR”) December 31, 2022 March 31, 2023 June 30, 2023 September 30, 2023¹ December 31, 2023 March 31, 2024 June 30, 2024² September 30, 2024 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% , 12.8% 12.3% 5.8%

Portfolio Highlights - Credit Quality

- Fundamental credit quality as of September 30, 2024 remained strong with over 87% of the investments in our portfolio at fair value having an Internal Performance Rating[1] of 4 or higher as of September 30, 2024.
- As of September 30, 2024, non-accrual investments remained low at 1.8% and 1.2% as a percentage of total debt investments at cost and fair value, respectively.
- During the quarter ended September 30, 2024, the number of non-accrual investments increased to eleven investments as the [restructuring and disposition of three portfolio company investments] was offset by the addition of four portfolio company investments.

	Quarter Ended				
	Pre-GBDC 3 Acquisition			Post-GBDC 3 Acquisition	
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Non-Accrual - Debt Investments					
Non-accrual investments at amortized cost (000s)	$85,745	$87,231	$78,487	$123,054	$142,160
Non-accrual investments / total debt investments at amortized cost	1.6%	1.7%	1.5%	1.6%	1.8%
Non-accrual investments at fair value (000s)	$62,937	$56,485	$47,668	$70,292	$93,204
Non-accrual investments / total debt investments at fair value	1.2%	1.1%	0.9%	1.0%	1.2%
Fair Value of Debt Investments					
Fair value of total debt investments as a percentage of principal (loans)	97.1%	96.9%	97.4%	97.6%	97.8%

1. Please see Internal Performance Ratings definitions on the following page.

GOLUB CAPITAL

14

15 Portfolio Highlights – Portfolio Ratings * Represents an amount less than 0.1%. Internal Performance Ratings (% of Portfolio at Fair Value) Internal Performance Rating Definitions At Fiscal Year End At Quarter End Rating 2019 2020 2021 2022 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 5 2.7% 6.1% 10.2% 4.6% 0.9% 2.6% 2.3% 1.6% 1.9% 4 88.2% 72.8% 80.7% 86.8% 84.2% 83.3% 84.9% 87.6% 85.2% 3 7.9% 19.7% 8.1% 7.3% 14.6% 13.7% 12.3% 10.1% 11.6% 2 1.2% 1.4% 1.0% 1.3% 0.3% 0.4% 0.5% 0.7% 1.3% 1 0.0%* 0.0%* 0.0%* 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Grand Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower could be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination

Quarterly Statements of Financial Condition

	As of				
	Pre-GBDC 3 Acquisition			Post-GBDC 3 Acquisition	
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
(Dollar amounts in 000s, except share and per share data)	(audited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Assets					
Investments, at fair value	$5,516,613	$5,443,427	$5,394,737	$7,867,514	$8,235,411
Cash, cash equivalents and foreign currencies	69,825	76,658	300,748	147,513	131,164
Restricted cash, cash equivalents and foreign currencies	70,381	96,761	159,600	317,201	228,388
Other assets	76,653	83,034	87,541	144,977	111,015
Total Assets	$5,733,472	$5,699,880	$5,942,626	$8,477,205	$8,705,978
Liabilities					
Debt	$3,133,332	$3,084,102	$3,291,293	$4,337,697	$4,624,791
Unamortized debt issuance costs	(15,613)	(18,818)	(24,301)	(22,232)	(25,361)
Interest payable	24,749	26,583	36,589	61,170	45,701
Management and incentive fees payable	35,277	35,241	29,171	14,345	33,619
Other liabilities	7,849	8,854	16,234	32,582	12,699
Total Liabilities	3,185,594	3,135,962	3,348,986	4,423,562	4,691,449
Total Net Assets	2,547,878	2,563,918	2,593,640	4,053,643	4,014,529
Total Liabilities and Net Assets	$5,733,472	$5,699,880	$5,942,626	$8,477,205	$8,705,978
Net Asset Value per Share	$15.02	$15.03	$15.12	$15.32	$15.19
GAAP leverage	1.24x	1.21x	1.28x	1.09x	1.16x
GAAP debt-to-equity, net[1]	1.21x	1.18x	1.15x	1.05x	1.12x
Asset coverage[2]	180.7%	182.4%	177.9%	192.2%	186.0%
Number of shares of common stock outstanding	169,594,742	170,585,795	171,517,307	264,609,056	264,277,128

1. GAAP debt-to-equity, net is calculated as (a) total debt reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets.
2. Following stockholder approval of the application of the reduced asset coverage requirements available to business development companies to the Company, the minimum asset coverage ratio applicable to the Company decreased to 150% from 200% effective February 6, 2019.

GOLUB CAPITAL

16

Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended				
	Pre-GBDC 3 Acquisition			Post-GBDC 3 Acquisition	
	September 30, 2023 (unaudited)	December 31, 2023 (unaudited)	March 31, 2024 (unaudited)	June 30, 2024 (unaudited)	September 30, 2024 (unaudited)
Investment Income					
Interest income	$161,757	$161,606	$160,169	$167,957	$222,383
Acquisition purchase premium amortization	(1,716)	(1,628)	(779)	(3,086)	(6,178)
Dividend and fee income	4,499	4,792	4,840	6,400	8,201
Total Investment Income	$164,540	$164,770	$164,230	$171,271	$224,406
Expenses					
Interest and other debt financing expenses	$40,622	$41,560	$44,125	$60,116	$66,595
Base management fee	14,055	13,956	13,662	14,362	20,534
Incentive fee – net investment income, net of waiver[1]	21,222	21,285	15,469	—	13,085
Other operating expenses	3,950	3,934	3,871	3,946	4,546
Total Expenses	79,849	80,735	77,127	78,424	104,760
Income and excise taxes	1,250	500	570	125	—
Net Investment Income after Tax	$83,441	$83,535	$86,533	$92,722	$119,646
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	($722)	$1,096	($13,818)	($37,719)	($29,459)
Net unrealized appreciation (depreciation) on investments and foreign currency translation	17,391	(10,466)	19,714	2,158	(1,522)
Net unrealized appreciation (depreciation) on investments due to purchase premium from GCIC and GBDC 3 acquisition[2]	1,722	1,634	779	3,571	6,431
Unrealized depreciation from the write-down of the GBDC 3 purchase premiumn[2]	—	—	—	(51,670)	—
Net gain (loss) on investments and foreign currency	$18,391	($7,736)	$6,675	(83,660)	(24,550)
Provision for taxes on realized gain and unrealized appreciation on investments	(268)	(23)	350	190	103
Net Increase (Decrease) in Net Assets Resulting from Operations	$101,564	$75,776	$93,558	$9,252	$95,199
Per Share Data					
Net Investment Income Per Share	$0.49	$0.49	$0.51	$0.46	$0.45
Adjusted Net Investment Income per share[2]	$0.50	$0.50	$0.51	$0.48	$0.47
Earnings (Loss) Per Share	$0.60	$0.45	$0.55	$0.05	$0.36
Adjusted Earnings (Loss) Per Share[2]	$0.60	$0.45	$0.55	$0.31	$0.36
Distributions Paid	$0.41	$0.44	$0.46	$0.50	$0.49
Weighted average shares of common stock outstanding	169,595,256	169,650,233	170,637,140	199,969,889	264,439,678

See the slide titled "Endnotes - Quarterly Operating Results" at the end of this presentation for footnotes.

GOLUB CAPITAL

17

Financial Performance Highlights

Quarterly Return on Equity and Quarterly Distributions (Last 5 Years)



Regular Distribution
Special Distribution
Supplemental Distribution
Quarterly Return on Equity*
2.1%
(10.5)%
6.7%
4.0%
3.9%
3.8%
3.3%
2.8%
2.4%
2.6%
0.6%
0.3%
1.0%
2.4%
2.9%
4.0%
2.9%
3.7%
2.0%^
2.3%
$0.46
$0.13
$0.33
$0.33
$0.29
$0.29
$0.29
$0.29
$0.29
$0.29
$0.30
$0.30
$0.30
$0.30
$0.33
$0.33
$0.33
$0.41
$0.04
$0.37
$0.44
$0.07
$0.37
$0.46
$0.07
$0.39
$0.50
$0.06
$0.05
$0.39
$0.49
$0.05
$0.05
$0.39
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24

*The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations presented are based on (a) Adjusted Net Income for the period, as defined on the slide titled "Endnotes – Non-GAAP Financial Measures" at the end of this presentation, divided by (b) the daily weighted average of total net assets during the period presented. Adjusted Net Income is a non-GAAP measure and the Company believes this non-GAAP measure is useful as it excludes the non-cash expense/loss from the purchase premium as further described on the slide titled "Endnotes - Non-GAAP Financial Measures" at the end of this presentation. These returns do not represent an actual return to any investor in the Company.

^ Excludes impact of write-down of purchase premium.

GOLUB CAPITAL

18

Long History of Strong Shareholder Returns

As of September 30, 2024


Investors in GBDC's 2010 IPO have achieved a 9.6% IRR on NAV[1]
$34.72
$14.63
$0.29
$0.68
$18.56
$15.19
Apr-10
Jun-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24
NAV Per Share
Cumulative Regular Distributions Per Share
Cumulative Special Distributions Per Share
Cumulative Supplemental Distributions Per Share

1. The [9.6%] internal rate of return ("IRR") on NAV is calculated using beginning of period NAV, distributions paid during the period and ending period NAV. Period beginning June 30, 2010 and ending September 30, 2024. GBDC made its initial public offering on April 15, 2010. GBDC's 1-, 5- and 10-Year net IRRs are 14.3%, 7.0% and 9.1%, respectively.

Note: Amounts presented represent per share amounts for a hypothetical shareholder that purchased one share in GBDC's initial public offering ("IPO") on April 15, 2010. For illustrative purposes only; does not reflect the actual returns of a specific GBDC investor. Past performance does not guarantee future results.

Sources: SEC filings and Golub Capital analysis

GOLUB CAPITAL

19

20 Cash and Cash Equivalents – Unrestricted cash and cash equivalents and foreign currencies totaled $131.2 million as of September 30, 2024. – Restricted cash and cash equivalents and foreign currencies totaled $228.4 million as of September 30, 2024. Restricted cash is held in our securitization vehicles and certain of our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. As of September 30, 2024, $136.3 million of restricted cash was held for partial repayment on the notes of certain of our securitization vehicles that were past their reinvestment period term. Debt Facilities – Availability – JPM Credit Facility – As of September 30, 2024, subject to leverage and borrowing base restrictions, we had approximately $865.9 million of remaining commitments and availability, in the aggregate, on our $1,822.5 million revolving credit facility with JPMorgan. – DB Credit Facility – As of September 30, 2024, subject to leverage and borrowing base restrictions, we had $213.5 million of remaining commitments and $113.9 million of availability on our $625.0 million revolving credit facility with Deutsche Bank. – GC Advisors Revolver – As of September 30, 2024, we had $200.0 million of remaining commitments and availability on our unsecured line of credit with GC Advisors. Liquidity and Investment Capacity

21 Debt Facilities – Amendments – On August 6, 2024, we amended our revolving credit facility with JPMorgan to, among other things, increase the aggregate commitments outstanding to $1.8 billion from $1.5 billion and extend the maturity date to August 6, 2029 from March 17, 2028. On November 15, 2024, we entered into an agreement to increase the aggregate commitments outstanding under the JP Morgan facility to $1.898 billion from $1.823 billion as of September 30, 2024. Debt Securitization and Redemptions – On November 15, 2024, we issued a notice of redemption to redeem all of the $225.0 million of notes issued under the GBDC 3 2022-2 Debt Securitization which are priced at 3-month SOFR + 2.60%. The redemption is expected to occur on December 16, 2024. – On November 18, 2024, we issued $1.36 billion in notes which bear interest at a weighted-average rate of 3-month SOFR + 1.58% through a $2.2 billion debt securitization (the “2024 Debt Securitization”). The reinvestment period for the new term debt securitization ends on October 20, 2028 and the notes mature on October 20, 2036. In connection with the 2024 Debt Securitization, we redeemed (1) all the $229.9 million of notes priced at a weighted-average rate of 3-month SOFR + 1.64% issued under the 2018 Debt Securitization, (2) all the $252.8 million of notes priced at a weighted-average rate of 3-month SOFR + 1.51% issued under the GCIC 2018 Debt Securitization and (3) all of the $298.0 million of notes prices at a weighed-average rate of 3- month SOFR + 1.77% issued under the GBDC 3 2021 Debt Securitization. – On November 19, 2024, all amounts outstanding under our credit facility with Deutsche Bank were repaid, following which the agreements governing our credit facility with Deutsche Bank were terminated. Liquidity and Investment Capacity (continued)

GBDC Has a Stable, Highly Flexible and Low-Cost Funding Structure

GBDC Debt Capital Structure*

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[1]
Securitizations:						
2018 Debt Securitization	$229,985	$229,985	$—	January 20, 2023	January 20, 2031	3 Month SOFR + 1.64%
GCIC 2018 Debt Securitization	252,772	252,772	—	January 20, 2023	January 20, 2031	3 Month SOFR + 1.51%
GBDC 3 2021 Debt Securitization	298,000	298,000	—	April 15, 2025	April 15, 2033	3 Month SOFR + 1.77%[2]
GBDC 3 2022 Debt Securitization	236,836	236,836	—	January 25, 2024	January 18, 2030	3 Month SOFR + 2.00%
GBDC 3 2022-2 Debt Securitization	225,000	225,000	—	January 18, 2026	Janaury 18, 2034	3 Month SOFR + 2.60%
Unsecured Notes:						
2026 Unsecured Notes	600,000	600,000	—	N/A	August 24, 2026	2.500%
2027 Unsecured Notes	350,000	350,000	—	N/A	February 15, 2027	2.050%
2028 Unsecured Notes[3]	450,000	450,000	—	N/A	December 5, 2028	1 Month SOFR + 3.081%[3]
2029 Unsecured Notes[4]	600,000	600,000	—	N/A	July 15, 2029	1 Month SOFR + 2.444%[4]
Bank Facilities:						
JPMorgan Credit Facility	1,822,500	956,590	865,910	August 6, 2028	August 6, 2029	1 Month SOFR + 1.75%[5]
DB Credit Facility	625,000	411,489	213,511	April 10, 2025	April 10, 2028	SOFR + 2.30%
GC Advisors Revolver	200,000	—	200,000	N/A	June 15, 2025	Applicable Federal Rate
Totals:	**$5,890,093**	**$4,610,672**	**$1,279,421**			**6.8%[6]**

GBDC's Investment Grade Ratings Profile Could Improve Access to Attractive Unsecured Debt

	Current Rating	Current Rating
Fitch Ratings	BBB	Stable
Moody's	Baa3	Positive
S&P Global	BBB-	Stable

Funding Structure Key Takeaways

- Weighted average cost of debt **6.8%**[6]
- **43%** of debt funding from unsecured notes with well laddered maturities (primarily long dated with earliest maturity in 2026)
  - **2.3%** weighted average coupon on fixed rate 2026 and 2027 Unsecured Notes.
- Total available liquidity of **$1,411** million
- Available liquidity **2.0x** unfunded asset commitments

See the slide titled "Endnotes - Debt Capital Structure" at the end of this presentation for footnotes.

* Information is presented as of September 30, 2024, except for as noted and for certain rating agency information which is as of the most recently available date.

GOLUB CAPITAL

22

23 Common Stock and Distribution Information Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) November 17, 2023 December 1, 2023 December 15, 2023 $0.07 Supplemental $11,872 November 17, 2023 December 8, 2023 December 29, 2023 $0.37 Quarterly $62,750 February 2, 2024 February 15, 2024 March 15, 2024 $0.07 Supplemental $11,941 January 16, 2024 March 1, 2024 March 29, 2024 $0.39 Quarterly $66,528 April 19, 2024 May 2, 2024 June 21, 2024 $0.39 Quarterly $66,892 May 3, 2024 May 16, 2024 June 14, 2024 $0.06 Supplemental $10,291 June 2, 2024 June 13, 2024 June 27, 2024 $0.05 Special $13,182 June 2, 2024 August 16, 2024 September 13, 2024 $0.05 Special $13,215 August 2, 2024 August 16, 2024 September 13, 2024 $0.05 Supplemental $13,215 August 2, 2024 August 30, 2024 September 27, 2024 $0.39 Quarterly $103,072 June 2, 2024 November 29, 2024 December 13, 2024 $0.05 Special $13,2142 November 14, 2024 November 29, 2024 December 13, 2024 $0.04 Supplemental $10,571² November 14, 2024 December 9, 2024 December 27, 2024 $0.39 Quarterly $103,068² Distributions Data Fiscal Year Ending September 30, 2023 High Low End of Period First Quarter $14.25 $12.46 $13.16 Second Quarter $14.09 $12.38 $13.56 Third Quarter $13.55 $13.02 $13.50 Fourth Quarter $15.02 $13.37 $14.67 Fiscal Year Ending September 30, 2024 High Low End of Period First Quarter $15.31 $14.06 $15.10 Second Quarter $16.63 $15.06 $16.63 Third Quarter $17.58 $15.50 $15.71 Fourth Quarter $16.00 $14.36 $15.11 Common Stock Price Data1 1. Based on closing stock price on the Nasdaq Global Market Select. 2. Estimated based on 264,277,128 shares outstanding as of September 30, 2024.

Quarterly Variable Supplemental Distribution Framework

FY 2024 Q4 Quarterly Variable Supplemental Distribution

	Quarter Ended June 30, 2024	Quarter Ended September 30, 2024
Quarterly Variable Supplemental Distribution		
Adjusted net investment income per share	$0.48	$0.47
(-) Quarterly distribution paid	(0.39)	(0.39)
Excess adjusted net investment income per share over quarterly distribution paid	$0.09	$0.08
(x) 50.0% of excess	0.045	0.040
Quarterly variable supplemental distribution (rounding 50.0% of excess to nearest $0.01 per share)	$0.05	$0.04
Net Asset Value Stability Requirement		

- Expected reduction in variable supplemental distribution amount if such distribution would cause a decline in net asset value over the prior two quarters (inclusive of the impact of the variable supplemental distribution) greater than 1%

	Quarter Ended June 30, 2024	Quarter Ended September 30, 2024
Net asset value per share (as of September 30, 2024)[1,2,3]	$15.32	$15.19
Adjusted net asset value per share (as of March 31, 2024)[1,2,4]	$14.96	$15.06
Net asset value per share appreciation/(depreciation) over prior two quarters	$0.36	$0.13
(-) Quarterly variable supplemental distribution	(0.05)	(0.04)
Net asset value per share appreciation/(depreciation) over prior two quarters	$0.31	$0.09
1% of net asset value limitation of $15.32 and $15.19	$0.15	$0.15

1. The net asset value per share subject to the Net Asset Value Stability Requirement will be adjusted to reflect supplemental distributions paid. For instance, the adjusted net asset value per share as of June 30, 2024, will be $15.27 to adjust for the supplemental distribution of $0.05 per share and the adjusted net asset value per share as of September 30, 2024, will be $15.12 to adjust for the FY24 Q4 supplemental distribution of $0.04 per share.
2. For purposes of the net asset value stability calculation; net asset value per share (i) will be adjusted to reflect the supplemental distribution but (ii) will not be adjusted to reflect the special distribution for the period.
3. The calculation for the quarter ended June 30, 2024, reflects the net asset value per share as of June 30, 2024.
4. The calculation for the quarter ended June 30, 2024, reflects the adjusted net asset value per share as of December 31, 2023.

GOLUB CAPITAL

24

Appendix: Endnotes A

26 Endnotes - FY 2024 Q4 Earnings Review (Quarter Ended 9/30/24) 1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the slide titled “Endnotes – Non-GAAP Financial Measures” at the end of this presentation for further description on the non-GAAP financial measures. 2. “Adjusted NII ROE”, or Adjusted net investment income return on equity, is calculated as (1) (a) the adjusted net investment income per share (b) annualized by multiplying by four and (2) divided by net asset value per share as of September 30, 2024. 3. “Adjusted ROE”, or Adjusted return on equity, is calculated as the annualized return on average equity. Return on equity is calculated as (a) Adjusted Net Income for the period, as defined on the slide titled “Endnotes - Non-GAAP Financial Measures at the end of this presentation and (b) divided by the daily weighted average of total net assets during the period presented. 4. Please see page titled, “Portfolio Highlights – Portfolio Ratings”. 5. Represents adjusted net investment income before accrual (reversal) for capital gain incentive fee per share for the quarter ended September 30, 2024, divided by base quarterly distribution per share declared for FY 2024 Q4. 6. Please see page titled, “Common Stock and Distribution Information” for payment dates of quarterly and supplemental dividends. 7. GAAP debt-to-equity, net is calculated as (a) total debt reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets. 8. For further details on the floating debt rate debt of the 2028 and 2029 Notes, see footnotes 4 & 5 on the slide titled “Endnotes - Debt Capital Structure” at the end of this presentation. 9. As at June 30, 2024, of the three special distributions announced in conjunction with the GBDC 3 merger, the first and second distributions were paid to stockholders on June 27, 2024 and September 13, 2024, respectively. The remaining special distribution is scheduled to be paid on December 13, 2024.

27 Endnotes - NAV Roll 1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the slide titled “Endnotes - Non-GAAP Financial Measures” at the end of this presentation for further description on the non-GAAP financial measures. 2. Refer to slide 23 for supplemental distribution supporting calculation.

28 Endnotes - Summary of Financial Results vs. Prior Quarter 1. On September 16, 2019 and June 3, 2024, Golub Capital BDC, Inc. (“we”, “us”, “our”, the “Company” or “GBDC”) completed its acquisitions of Golub Capital Investment Corporation (“GCIC”) and Golub Capital BDC 3, Inc. (“GBDC 3”), respectively. Purchase premium refers to the premium paid by GBDC to acquire GCIC and GBDC 3 in excess of the fair value of the assets acquired. Each acquisition was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s or GBDC 3’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC or GBDC 3 investments acquired by GBDC pro-rata based on their relative fair value. Immediately following each acquisition, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the each asset acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC or GBDC 3 loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC or GBDC 3 equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC or GBDC 3 equity securities acquired. 2. Due to the purchase accounting for the GCIC and GBDC 3 acquisitions, as a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing additional non-GAAP measures. See the slide titled “Endnotes - Non-GAAP Financial Measures” at the end of this presentation for further description on the non-GAAP financial measures.

29 Endnotes - Non-GAAP Financial Measures 1. On September 16, 2019 and June 3, 2024, the Company completed its acquisitions of GCIC and GBDC 3, respectively. Each acquisition was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s or GBDC 3’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC or GBDC 3 investments acquired by GBDC pro-rata based on their relative fair value. Immediately following each acquisition, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC or GBDC 3 assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC or GBDC 3 loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC or GBDC 3 equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC or GBDC 3 equity securities acquired. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided the following non-GAAP financial measures: • “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” - excludes the amortization of the purchase premium from net investment income calculated in accordance with GAAP. • “Adjusted Net Realized and Unrealized Gain/(Loss)” and “Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” - excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss resulting from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) in accordance with GAAP. • “Adjusted Net Income” and “Adjusted Earnings/(Loss) Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss). The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as this is a non-cash expense/ loss and is one method the Company uses to measure its financial condition and results of operations. In addition to the non-GAAP financial measures above, the Company has provided the non-GAAP financial measure “Adjusted Net Investment Income Before Accrual for Capital Gain Incentive Fee” and “Adjusted Net Investment Income Before Accrual for Capital Gain Incentive Fee Per Share”, which excludes the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under GBDC’s investment advisory agreement) from Adjusted Net Investment Income. The Company believes excluding the accrual of the capital gain incentive fee as a non-GAAP financial measure is useful as a portion of such accrual is not contractually payable under the terms of either the Company’s current investment advisory agreement with GC Advisors, which was effective June 3, 2024, or its prior investment advisory agreement with GC Advisors, (each an, “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under either Investment Advisory Agreement. As of September 30, 2024, there was no cumulative capital gain incentive fee accrued by the Company in accordance with GAAP, and none was payable as a capital gain incentive fee pursuant to the current Investment Advisory Agreement as of September 30, 2024. Any payment due under the terms of the current Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with its prior Investment Advisory Agreement as of December 31, 2017 and 2018, respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although these non-GAAP financial measures are intended to enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. Refer to slide ‘Summary of Quarterly Results’ for a reconciliation to the nearest GAAP measures. 2. Purchase premium refers to the premium paid by GBDC to acquire GCIC and GBDC 3 in excess of the fair value of the assets acquired.

30 Endnotes - Quarterly Operating Results 1. For the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, GC Advisors unilaterally agreed to irrevocably waive $5.2 million, and $14.4 million and $7.8 million of income incentive fees, respectively, calculated under the Investment Advisory Agreement. 2. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the slide titled “Endnotes - Non-GAAP Financial Measures” at the end of this presentation for further description on the non-GAAP financial measures.

31 Endnotes - Portfolio Highlights - New Originations 1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net funding on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc. 2. Junior Debt is comprised of subordinated debt and second lien loans. 3. Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a Secured Overnight Financing Rate (“SOFR”), Prime or an applicable foreign base rate for loans denominated in foreign currency, the contractual rate is calculated using the current applicable base rate, the spread over the applicable base rate and the impact of any floor. For positions that have a SOFR and Prime rate option, the contractual rate is calculated using current SOFR at the time of funding, the spread over SOFR and the impact of any SOFR floor. For fixed rate loans, the contract rate is the stated fixed rate. 4. Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR, Prime and applicable foreign base rates for loans denominated in foreign currency. For variable rate loans that have a SOFR and Prime rate option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used. 5. Excludes the disposition of non-accrual assets.

32 Endnotes - Portfolio Highlights Economic Analysis 1. The income yield presented for the quarter ended September 30, 2023 excludes the one-time recognition of $3.7 million of previously deferred interest income resulting from a former non-accrual loan returning to accrual status, which is included in the calculation of the investment income yield for the quarter ended September 30, 2023. The income yield was 12.2% for the quarter ended September 30, 2023, when including the $3.7 million of interest income. 2. The income yield presented for the quarter ended June 30, 2024 excludes the one-time reversal of $2.5 million of previously recognized interest income resulting from loans that were restructured or placed on non-accrual status, which is included in the calculation of the investment income yield for the quarter ended June 30, 2024. The income yield was 11.8% for the quarter ended June 30, 2024, when including the $2.5 million reversal of previously recognized interest income. 3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash, accrued PIK/non-cash dividend income, and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Investment income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation. 4. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income, interest earned on cash and accrued PIK/non-cash dividend income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation. 5. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 6. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 7. Weighted average cost of debt excludes the fair-value impact of interest rate swaps. Including the impact of the fair-value of interest rate swaps, the weighted average cost of debt is 6.1%, 7.2%, 5.5% and 5.4% as of September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively. Note that change in the fair-value of the interest rate swaps are a non-cash item and will net to zero over the life of the interest rate swaps.

33 1. Interest rate for securitizations represents the weighted average spread over 3-month Secured Overnight Financing Rate (“SOFR”) for the various tranches of issued notes, excluding tranches retained by the Company. SOFR borrowings under the securitizations are subject to an additional spread adjustment of 0.26161%. The weighted average interest rate for the GCIC 2018 Debt Securitization excludes a $38.5 million note that has a fixed interest rate of 2.50%. For bank facilities, the interest rate represents the interest rate as stated in the applicable credit agreement. 2. Interest rate for the 2021 Debt Securitization represents the weighted average spread over 3-month SOFR for the various tranches of issued notes, excluding a $10.0 million note that has a fixed rate of 3.91% and tranches retained by the Company. SOFR borrowings are subject to an additional spread adjustment of 0.26161%. 3. In connection with the issuance of the 2028 Notes, we entered into an interest rate swap agreement for a total notional amount of $225 million that matures on December 5, 2028. Under the agreement, GBDC receives a fixed interest rate of 7.310% and pays a floating interest rate of one-month SOFR plus 3.327%. On April 11, 2024, in connection with the previously issued 2028 Unsecured Notes we entered into an interest rate swap agreement for a total notional amount of $225 million. Under the agreement, GBDC receives a fixed interest rate of 7.310% and pays a floating interest rate of one-month SOFR plus 2.835%. The weighted average floating interest rate of both swaps is one-month SOFR plus 3.081%. 4. In connection with the issuance of the 2029 Notes, we entered into an interest rate swap agreement for a total notional amount of $600 million that matures on July 15, 2029. Under the agreement, GBDC receives a fixed interest rate of 6.248% and pays a floating interest rate of one-month SOFR plus 2.444%. 5. The interest rate on the JPMorgan Credit Facility ranges from 1 month SOFR + 1.75% to 1 month SOFR + 1.875%. The rate displayed corresponds to the interest rate incurred on the most recent borrowing. SOFR borrowings are subject to an additional spread adjustment of 0.10%. 6. Represents the weighted average cost of debt as of September 30, 2024, which is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. Weighted average cost of debt excludes the fair-value impact of interest rate swaps. Note that change in the fair-value of the interest rate swaps are a non-cash item and will net to zero over the life of the interest rate swaps. Endnotes - Debt Capital Structure